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                                                                   EXHIBIT 10.21


            SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LEASE AND
                LICENSE FINANCING AND PURCHASE OPTION AGREEMENT


         THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LEASE AND LICENSE FINANCING AND PURCHASE OPTION AGREEMENT (this "Amendment"), dated as of May 10, 2005, is by and between ARABICA FUNDING, INC., a Delaware corporation ("Arabica") and CARIBOU COFFEE COMPANY, INC., a Minnesota corporation (the "Company").

                                    RECITALS

         A. Arabica and the Company are parties to the Second Amended and Restated Lease and License Financing and Purchase Option Agreement dated as of June 29, 2004 (as in effect from time to time, the "Master Lease"). Capitalized terms used herein without definition have the meanings assigned to them in the Master Lease.

         B. The Company has requested certain amendments to the Master Lease, and Arabica is willing to effect such amendments on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I. AMENDMENTS TO MASTER LEASE. Subject to the satisfaction of each of the conditions set forth herein, the Master Lease is hereby amended as follows:

         A. Definitions. Section 1(a) of the Master Lease is amended by amending the definition of "Permitted Liens" by inserting, after the words "(other than for the payment of money);" appearing in clause (iii) thereof, the words "Liens securing obligations described in, and permitted under, Section 22(a)(vi)".

         B. Indebtedness. Section 22(a) of the Master Lease is amended (1) by deleting the word "and" at the end of clause (iv) thereof, (2) by replacing the period at the end of clause (v) thereof with "; and" and (3) by adding the following new clause (vi) thereof:

         (vi) reimbursement obligations (both contingent and otherwise) in respect of letters of credit issued on behalf of the Company and its Subsidiaries to support leases of real property entered into by the Company and its Subsidiaries, provided that the aggregate amount of such contingent and other obligations shall not exceed at any time $1,000,000.

         C. No Further Amendments. Except as specifically amended hereby, the text of the Master Lease and all other Lease/Purchase Documents shall remain unchanged and in full force and effect.

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II.     REFERENCES IN LEASE/PURCHASE DOCUMENTS; CONFIRMATION OF SECURITY. All
references to the Master Lease in all Lease/Purchase Documents shall, from and after the date hereof, refer to the Master Lease, as amended by this Amendment, and all obligations of the Company under the Lease/Purchase Documents shall be secured by and be entitled to the benefits of the Company Security Documents. All Company Security Documents heretofore executed by the Restricted Group shall remain in full force and effect and, by the Company's signature hereto, such Company Security Documents are hereby ratified and affirmed.

III. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company hereby represents and warrants to, and covenants and agrees with Arabica that:

         A. The execution and delivery of this Amendment have been duly authorized by all requisite action on the part of the Company.

         B. The representations and warranties of each member of the Restricted Group contained in the Master Lease and the other Lease/Purchase Documents are true and correct in all material respects on and as of the date of, and before and after giving effect to, this Amendment as though made at and as of such date, except to the extent (a) such representations and warranties expressly relate to an earlier date (and the representations and warranties set forth in Section 19(a) and Section 19(q) (relating solely to the Confidential Information Memorandum) of the Master Lease shall be construed to relate only to the date of the Master Lease and to the Closing Date), in which case each such representation and warranty shall be true and correct in all material respects as of such earlier date and (b) of inaccuracies resulting from transactions permitted under the Lease/Purchase Documents.

         C. No member of the Restricted Group is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental instrumentality or other agency or any other person or entity in connection with or as a condition to the execution, delivery or performance of this Amendment.

         D. This Amendment constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action at law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right thereunder.

IV. CONDITIONS. The willingness of Arabica to amend the Master Lease as provided above, and the effectiveness of this Amendment, are subject to the following conditions precedent:

         A. The Company shall have delivered to Arabica true and complete copies of any required stockholders' and/or directors' consents and/or resolutions, authorizing the execution and delivery of this Amendment, certified by the Secretary of the Company.



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         B.     The members of the Restricted Group shall have delivered to
Arabica such other supporting documents and certificates as Arabica, any Registered Holder or their respective counsel may reasonably request.

         C. All legal matters incident to the transactions hereby contemplated shall be reasonably satisfactory to Arabica's and the Registered Holders' respective counsel.

V.       MISCELLANEOUS.

         A. As provided in the Master Lease, the Company agrees to reimburse Arabica and the Registered Holders upon demand for all reasonable fees and disbursements of counsel incurred in connection with the preparation of this Amendment and the other Related Documents.

         B. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         C. This Amendment may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as an in-hand delivery of an original executed counterpart hereof.

                    [The next pages are the signature pages.]




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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as a sealed instrument by their duly authorized representatives, all as of the day and year first above written.

                                            ARABICA FUNDING, INC.


                                            By: /s/ Bernard J. Angelo
                                                --------------------------------
                                                Name: Bernard J. Angelo
                                                Title: Vice President

                                            CARIBOU COFFEE COMPANY, INC.


                                            By: /s/ George E. Mileusnic
                                                --------------------------------
                                                Name: George E. Mileusnic
                                                Title: Chief Financial Officer